Exhibit 99

THE MIDDLETON DOLL COMPANY

Contact:	Craig R. Bald
	(262) 369-8163	NEWS
For Immediate Release

THE MIDDLETON DOLL COMPANY ANNOUNCES
SALE OF LOAN AND LEASED REAL ESTATE ASSETS

Pewaukee, Wis., January 10, 2006… The Middleton Doll Company (“Company”) (OTCBB:DOLL) today reported that its two subsidiaries, Bando McGlocklin Small Business Lending Corporation (“BMSBLC”) and Lee Middleton Original Dolls, Inc. (“LMOD”), have merged, effective January 1, 2006, with LMOD as the surviving corporation. Following this merger, on January 4, 2006, with the unanimous approval of the Company’s Board of Directors and LMOD’s Board of Directors, LMOD entered into an asset purchase agreement to sell substantially all of its loans and loan participations (which were owned by BMSBLC prior to the merger) to InvestorsBank. The sale will be completed through a series of transactions to be effected primarily in January and prior to or on June 30, 2006. InvestorsBank has provided loan management, real estate management and accounting services to BMSBLC since 1997 and continues in that capacity. However, effective as of the close of business on December 31, 2005, there are no common officers or directors of InvestorsBank or its parent and the Company, LMOD or License Products, Inc. (“LPI”), a wholly owned subsidiary of LMOD.

On January 4, 2006, LMOD sold approximately $7.7 million of loan participations to InvestorsBank pursuant to the asset purchase agreement. Also, InvestorsBank is obligated to purchase approximately $3.0 million of loans from LMOD no later than January 30, 2006. Additionally, no later than June 30, 2006, InvestorsBank is obligated to purchase approximately $5.0 million of loan participations. The purchase price for the sale of the loans and loan participations will be the total of the principal balance of all such loans and loan participations plus the accrued interest thereon.

The Board of Directors of the Company and LMOD also approved the sale, as soon as practicable, of all the leased real estate properties of LMOD. It is anticipated that sales will be made from time to time, in one or more transactions, at prices approved by the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer or the Vice President, Finance of LMOD. Although not guaranteed, it is expected that the sale of the leased real estate will be substantially completed by June 30, 2006. Obviously, the likelihood of any such sales and the sales proceeds to be generated are subject to conditions in the Waukesha County real estate market for industrial and commercial buildings similar to that owned by LMOD, which will affect the availability of purchasers and the prices at which such real estate can be sold.

The net proceeds from the sale of the loans, the loan participations and the leased real estate, together with the proceeds of normally maturing loans and loan participations, as well as the proceeds of expected refinancings of loans and loan participations prior to June 30, 2006, will be applied to the payment of indebtedness under LMOD’s revolving credit agreement with banks and under its loan agreement with The State of Wisconsin Investment Board. When and if all of the planned sales, refinancings and maturities are completed, the Company estimates that all of the bank debt and the debt owing to The State of Wisconsin Investment Board will be paid in full. At this time the Company is not able to reliably forecast the proceeds which will remain after all such debt is repaid, since the amount is dependent on the proceeds to be realized from the sale of the leased real estate. The sales proceeds are dependent on the selling prices of the leased real estate which, in turn, are subject to a number of factors beyond the control of the Company such as, but not limited to, conditions in the real estate market where the leased real estate is located, general economic conditions, interest rates and availability of tenants.

When and if such sales, refinancings and maturities are completed, the Company estimates that LMOD will retain approximately $1.4 million of loans. Such loans are not subject to being purchased by InvestorsBank. Except for such loans, the lending and real estate leasing business of LMOD will be terminated upon the sale of its loans, loan maturities and refinancings and the sale of its leased real estate. At that point, the operating business of the Company will consist of the doll business of LMOD and the clock and home décor business of LPI.

The Company reported that the Boards of Directors of the Company and LMOD, which are composed of the same four persons, none of whom are affiliated with InvestorsBank, determined that it was prudent and in the best interests of the Company and its shareholders to agree to sell substantially all of its loans and loan participations to InvestorsBank at this time. The purchase price was determined by arm’s length bargaining between the Company and InvestorsBank. Additionally, the Boards of Directors determined that it was prudent and in the best interests of the Company and its shareholders to approve the sale of its leased real properties as discussed above. The Boards considered retaining the loans, loan participations and leased real properties until July 1, 2008, when the Company is obligated to redeem approximately $16.85 million of its outstanding preferred stock. However, after considering a variety of factors, the Boards of Directors determined that it would be a prudent decision to sell substantially all of its loans and loan participations to InvestorsBank, rather than take the risk of loan defaults which might occur prior to July 1, 2008. The Boards of Directors also considered retaining its leased real properties until July 1, 2008, but determined it was prudent to attempt to sell them as soon as practicable, rather than delay the sales and risk deterioration of the real estate markets which could occur for a variety of reasons.

In addition, the Company reported that its financial services segment which, prior to January 1, 2006, consisted of the Company and BMSBLC and was taxed as a real estate investment trust (“REIT”) under the U.S. Internal Revenue Code, will not qualify as a REIT in 2006. The Company does not anticipate any material adverse tax consequences as a result of the loss of REIT status in 2006 and subsequent years.

Finally, the Company announced that it will not be paying a dividend on its Common Stock for 2005.

The Middleton Doll Company currently operates in two segments, consumer products and financial services. The Company’s consumer product segment is comprised of Lee Middleton Dolls, Inc., a designer and marketer of lifelike collectible and play dolls, and License Products, Inc., a designer and marketer of clocks and home décor products that are sold to major national retailers. The Company’s financial services segment is comprised primarily of the lending and real estate leasing business of its former subsidiary, Bando McGlocklin Small Business Lending Corporation, now owned by Lee Middleton Original Dolls.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include: the inability of InvestorsBank to fulfill its obligations under the asset purchase agreement; the default in payment of loans anticipated to mature and be paid prior to June 30, 2006; the inability of debtors to refinance loans expected to be refinanced prior to June 30, 2006; the proceeds to be generated upon the sale of leased real properties, which depends upon a variety of factors, such as competition, real estate conditions, interest rates and availability of tenants.